RSM Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Maximilianstraße 35
80539 München

Tel. (+49-89) 2 16 36-0
Fax (+49-89) 2 16 36-1 33

www.rsmi.de

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (form S-8 No. 333-108624) pertaining to the 1996 Stock Option Plan and the 2002 Long Term Incentive and Share Award Plan of Cathay Merchant Group, Inc. of our report dated March 28, 2007, with respect to the consolidated financial statements of Cathay Merchant Group, Inc. included in this Annual Report (Form 10-KSB/A) for the year ended December 31, 2006.

Munich, June 25, 2007

/s/ **RSM Hemmelrath GmbH**
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft